Exhibit 10.5

MAGELLAN HEALTH SERVICES, INC.

2011 MANAGEMENT INCENTIVE PLAN

NOTICE OF PERFORMANCE-BASED, CASH DENOMINATED AWARD

(REFERENCE NO. 2011-MARCH, 2013)

Name of Grantee:	René Lerer, M.D.

Date of Grant:	March 5, 2013

Type of Award:	Performance-Based, Cash Denominated Award (“Award”).

Amount of Cash Award:	Four Million Two Hundred Thousand Dollars ($4,200,000) .

Vesting :

This Award shall vest in accordance with the vesting schedule set forth below, provided that the Grantee’s Service with the Company, a Subsidiary or a Parent company has not been terminated: (i) by the Company for “cause” as defined in a certain employment agreement between the Company and Grantee dated December 10, 2012 during the term of such Employment Agreement, or (ii) by Grantee without “good reason” as defined in such Employment Agreement prior to the relevant vesting date and provided that (i) 50% of the portion of the Award which vests on March 5, 2014 shall not vest unless the Company has earnings per share for the year ended December 31, 2013 of at least $3.03 (“2013 EPS Target”), if the Company does not achieve the 2013 EPS Target in 2013, this tranche will vest if the Company achieves earnings per share of at least $3.03 in any subsequent year up to and including 2018, and 50% of the portion of the Award which vests on March 5, 2014 shall not vest unless the Company’s return on equity for the year ended December 31, 2013 equals at least 7% (“2013 ROE Target”), if the ROE Target is not met in 2013, this tranche will vest if the Company achieves return on equity of at least 7% in any subsequent year up to and including 2018; (ii) 50% of the portion of the Award which vests on March 5, 2015 shall not vest unless the Company has earnings per share for the year ended December 31, 2014 of at least $3.18 per share (the “2014 EPS Target”), if the Company does not achieve the 2014 EPS Target in 2014, this tranche will vest if the Company achieves earnings per share of at least $3.18 in any subsequent year up to and including 2019, and 50% of the portion of the Award which vests on March 5, 2015 shall not vest unless the Company’s return on equity for the year ended December 31, 2014 equals at least 7% (“2014 ROE Target”), if the 2014 ROE Target is not met in 2014, this tranche will vest if the Company achieves return on equity of at least 7% in any subsequent year up to and including 2019; and (iii) 50% of the portion of the Award which vests on March 5, 2016 shall not vest unless the Company has earnings per share for the year ended December 31, 2015 of at least $3.34 per share (the “2015 EPS Target”), if the Company does not achieve the 2015 EPS Target in 2015, this tranche will vest if the Company achieves at least $3.34 in earnings per share in any subsequent year up to and including 2020, and 50% of the portion of the Award which vests on March 5, 2016 shall not vest unless the Company’s return on equity for the year ended December 31, 2015 equals at least 7% (“2015 ROE Target”), if the 2015 ROE Target is not met in 2015, this tranche will vest if the Company achieves return on equity of at least 7% in any subsequent year up to and including

2020.

	Vesting Date	Vesting Percentage
	1st anniversary of the Date of Grant (March 5, 2014)	33.4%
	2nd anniversary of the Date of Grant (March 5, 2015)	66.7% (i.e., an additional 33.3%)
	3rd anniversary of the Date of Grant (March 5, 2016)	100% (i.e., an additional 33.3%)

Notwithstanding the preceding paragraph regarding vesting, this Award shall continue to vest in accordance with the vesting schedule contained in this Notice of Performance-Based, Cash Denominated Award: (i) as provided in Section 6 (c) (iii), Section 6(d) (iii), and Section 6 (f) (ii)  of Grantee’s Employment Agreement, and as provided in any other relevant section of the Employment Agreement that provides for continued vesting , of equity awards held by Grantee or (ii) upon the expiration of the term of the Employment Agreement in accordance with Section 1 thereof.

Settlement of Award:	This Award shall be settled entirely in cash net of applicable federal and state income tax withholding.

Other Terms

This Award is made in lieu of an option and restricted stock unit award provided for in Grantee’s Employment Agreement. This Award is made pursuant to and is subject to the terms and conditions of the Magellan Health Services, Inc. 2011 Management Incentive Plan.

By signing your name below, you acknowledge and agree that this Award is governed by the terms and conditions of the Magellan Health Services, Inc. 2011 Management Incentive Plan (“Plan”) which is hereby made a part of this document.  Capitalized terms used but not defined in this Notice of Performance-Based, Cash Denominated Award shall have the meanings assigned to them in the Plan.

MAGELLAN HEALTH SERVICES, INC.

Name: Barry M. Smith
Title: Chief Executive Officer

GRANTEE:

Name:

Date:

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